UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A (Amendment No. 1)
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): January 19, 2024

ADT Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Yamato Road Boca Raton, Florida 33431
(Address of principal executive offices)
(561) 988-3600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
ADT Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on January 24, 2024 (the “Original 8-K”) containing certain disclosures under Item 2.05 regarding the Company’s exit from its residential solar business (the “ADT Solar Exit”).
At the time of the Original 8-K filing, the Company was not able in good faith to provide estimates for (i) the total amount or range of amounts expected to be incurred in connection with the ADT Solar Exit, (ii) the total amount or range of amounts of major types of costs, including employee separation costs, contract terminations, impairments, and other related costs expected to be incurred in connection with the ADT Solar Exit, and (iii) the amount or range of amounts of the charges that will result in future cash expenditures.
This Current Report on Form 8-K/A amends the Original 8-K and is being filed in order to amend and supplement the Company’s disclosure under Item 2.05 of the Original 8-K. The Original 8-K otherwise remains unchanged.
Item 2.05 Costs Associated with Exit or Disposal Activities.
Exit from Solar Business
As previously disclosed, on January 19, 2024, the Company’s board of directors (the “Board of Directors”) approved the ADT Solar Exit after a strategic review of the business and continued macroeconomic and industry pressures.
As of December 31, 2023, charges and cash expenditures related to the ADT Solar Exit have not been material.
In connection with the ADT Solar Exit, we currently expect to incur additional aggregate charges of approximately $70 million - $110 million, related to (a) employee separation costs of approximately $7 million - $10 million, (b) long-lived asset impairments and write-off of deferred implementation costs associated with cloud computing arrangements of approximately $16 million - $20 million, (c) contract termination charges of approximately $6 million - $10 million, (d) the write-down and disposition of inventory on hand of approximately $15 million - $22 million, and (e) other charges of approximately $26 million - $48 million, which primarily relate to the impact associated with the disposition of the existing installation pipeline.
We expect to incur future aggregate cash expenditures associated with the ADT Solar Exit of approximately $50 million - $70 million. In addition, the Company expects to incur cash expenditures relating to operations through the date at which all operations cease.
The ADT Solar Exit is expected to be completed during 2024.
The estimated charges and cash expenditures resulting from these actions could change materially, including that the Company may incur additional charges and cash expenditures due to various factors including unknown or unforeseen costs as part of these actions.
Forward Looking Statements
ADT has made statements in this filing that are forward-looking and therefore subject to risks and uncertainties, including those described below. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the applicable rules and regulations of the SEC and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to, among other things, the Company’s planned exit of the residential solar business and the expected costs and benefits of such exit; and any stated or implied outcomes with regards to the foregoing; and other matters. Without limiting the generality of the preceding sentences, any time the Company uses the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. We caution that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this filing, including among others, factors relating to uncertainties as to any difficulties with respect to the effect of the ADT Solar Exit on our ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners; risks related to the ADT Solar Exit, including ADT’s business becoming less diversified and the possible diversion of management’s attention from ADT’s core Consumer and Small Business business operations; uncertainties as to our ability and the amount of time necessary to realize the expected benefits of the ADT Solar Exit, including the risk that the ADT Solar Exit may not be completed in a timely manner; and risks that are described in the Company’s Amended Annual Report, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the SEC, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Any forward-looking statement made in this filing speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 28, 2024	ADT Inc.

		By:	/s/ David W. Smail
David W. Smail
Executive Vice President, Chief Legal Officer and Secretary